 AmerUs Life Holdings, Inc.
 Exhibit 11 - Statement Re:  Computation of Earnings Per Share

                                                                  Three Months Ended June 30,
                                     --------------------------------------------------------------------------------------
                                                         2000                                       1999
                                     --------------------------------------------------------------------------------------
                                                       Number of     Per Share                       Number of   Per Share
                                       Net Income        Shares       Amount         Net Income        Shares      Amount
                                     --------------------------------------------------------------------------------------
 ($ in thousands, except per share data)

 Basic EPS
       Net Income                         $ 20,605        29,924       $ 0.69          $ 16,591        30,433       $ 0.55
 Effect of dilutive securities
       Options                                   -            17            -                 -            90        (0.01)
       Warrants                                  -             -            -                 -             -            -
       Stock appreciation rights                 -             -            -                 -             -            -
                                          --------        ------       ------          --------       -------       ------
 Diluted EPS                              $ 20,605        29,941       $ 0.69          $ 16,591        30,523       $ 0.54
                                          ========        ======       ======          ========       =======       ======


                                                                   Six Months Ended June 30,
                                     --------------------------------------------------------------------------------------
                                                         2000                                       1999
                                     --------------------------------------------------------------------------------------
                                                       Number of     Per Share                       Number of   Per Share
                                       Net Income       Shares        Amount         Net Income        Shares      Amount
                                     --------------------------------------------------------------------------------------
 ($ in thousands, except per share data)
 Basic EPS
       Net Income                         $ 36,323        29,946       $ 1.21          $ 33,548        30,432       $ 1.10

 Effect of dilutive securities
       Options                                   -            26            -                 -            63            -
       Warrants                                  -             -            -                 -             -            -
       Stock appreciation rights                 -             -            -                 -             -            -
                                          --------       -------       ------          --------        ------       ------
 Diluted EPS                              $ 36,323        29,972       $ 1.21          $ 33,548        30,495       $ 1.10
                                          ========       =======       ======          ========        ======       ======








                                       52